Exhibit 99.17(a)

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	PROXY CARD

Frontier Netols Small Cap Value Fund

FRONTIER FUNDS, INC.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 14, 2017

The undersigned shareholder(s) of the Frontier Netols Small Cap Value Fund, a series of Frontier Funds, Inc. (the “Corporation”), hereby appoint(s) William D. Forsyth III and Elyce D. Dilworth, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Shareholders of the Corporation (the “Meeting”) to be held at 1:30 p.m., local time, on November 14, 2017, at 400 Skokie Boulevard, Suite 500, Northbrook, Illinois 60062, for purposes of considering Proposal 1, as well as any other business that may properly come before the Meeting or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of shareholders and of the accompanying Proxy Statement/Prospectus (the terms of which are incorporated by reference herein), dated October 9, 2017, and revokes any proxy heretofore given with respect to such Meeting.

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free 1-877-478-5046.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on November 14, 2017.  The Notice of Meeting and Proxy Statement/Prospectus for this Meeting are available at:

proxyonline.com/docs/frontiernetols.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Frontier Netols Small Cap Value Fund	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side).  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Frontier Fund, Inc.’s Board of Directors.  The Proposal has been unanimously approved by the Board of Directors and recommended for approval by shareholders.  When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF DIRECTORS OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: •

	FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization pursuant to which the Frontier Netols Small Cap Value Fund will be reorganized with and into the Frontier Phocas Small Cap Value Fund, and the transactions it contemplates.

	O	O	O

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]